Exhibit 99.1

Question and answers during the conference call dated 22 November 2011

1.	Can you explain the transaction between SIAF and Ironridge?

The Company, upon much due diligence and careful analysis, found that Ironridge Global IV (a financial institution) was able to provide the necessary funding to assist the Company in meeting the ever-growing financial demands required pursuant to our short and long-term our developmental goals. The primary purpose of the transaction between Ironridge and SIAF is for Ironridge to satisfy some outstanding corporate debt from certain creditors, and in consideration for the debt satisfaction to be accomplished on our behalf, the Company issued Ironridge a certain amount of shares of common stock held in the Company treasury and already issued and outstanding, therefore having arguably little-to-no direct dilutive effect on current shareholders and our market price.

2.	What is the reason behind the transaction?

Our Creditors (those referenced in No. 1 above) are loyal, close and friendly parties to the Company. Our working relationship depends on certain payback requirements, much like a line-of-credit an individual may have with their bank. The transaction with Ironridge facilitates our ability to meet the repayment obligations to those creditors all the while maintaining and conserving our current levels of cash-on-hand for Company projects and expansion.

3.	Why was the payment done by issuing shares instead of paying in cash?

We emphasize that the transaction with Ironridge currently does not involve an issuance of any new number of shares of common stock to the marketplace. Rather, we believe that there was a zero-sum and little-to-no dilutive effect with an equal number of shares in treasury retired in exchange for shares distributed to Ironridge.

The reason for the exchange was precisely to acquire the cash needed to pay-down the debt sums due our Creditors. Had we had the expendable cash-on-hand, the spending of which would not detract from Company operations and projects, there would not have been any need for outside financing.

4.	What is the total amount due to Ironridge?

There is no current payable outstanding with Ironridge as a result of this transaction. The arrangement with Ironridge is that adequate shares be allocated to cover the total cost of financing (our debt satisfaction as described earlier). In this instance, the exact number of shares to be given to Ironridge will depend on the market performances of our stock during the next few months. For instance, if our market price is trading at US$1.00 or $1.50, the number of shares given will be calculated based on unit price of $0.80 or $1.20 / shares respectively, however, if our market price is performing around $0.40 cents per share, the corresponding calculation will be based on a unit price of $0.32 /shares. In other words, the higher the market price of our shares, the lower the number of shares which shall be issued to Ironridge and vice-versa.

The total number of shares retained by Ironridge, of the 6.9M shares issued from stock held from our inventory in treasury, serves as a security block until financing is completed and the final number of shares to be retained by Ironridge is calculated and determined.

5.	Why is there a lawsuit involved?

The lawsuit involved was merely a formality and a requisite proceeding in accordance with US securities laws as further described herein. The issuance of the securities to Ironridge was made upon the exemption from the registration requirements of the Securities Act, pursuant to Securities Act Section 3(a)(10) as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance must be approved by a court after a hearing upon the fairness of such terms and conditions.

In this regard, the Ironridge issuance was approved by a court of competent jurisdiction and the shares were issued pursuant to an Order Approving Stipulation for Settlement of Claims between the Company and Ironridge entered by the Superior Court for the State of California, County of Los Angeles, West District (Case No. SC114815) on November 10, 2011.

6.	Will this transaction be dilutive?

No, as explained earlier. We emphasize that the transaction with Ironridge currently does not involve an issuance of any new number of shares of common stock to the marketplace. Rather, we believe that there was a zero-sum and little-to-no dilutive effect with an equal number of shares in treasury retired in exchange for shares distributed to Ironridge.

Sweden Presentation

7.	In Sweden you stated that it was your intention not to issue Company stock below $1.50 per share. Why is this statement not being met?

We believe this transaction to be in the best possible interests of the Company and its shareholders. This transaction is not a strict issuance of stock for cash, but an agreement to forever extinguish a large amount Company debt and balance sheet liabilities upon terms that we believe are very reasonable in the long-term.

In addition, while we make every effort to attain our objectives and honor all forward–looking statements made, our Company is still subject to extenuating circumstances and the break-neck pace of a global market and factors in that regard well beyond our control. Currently, such circumstances affecting all public companies and securities markets around the world are the eroding confidence of the investment public and the fiscal policy failures of sovereign states, particularly in Europe. These are just a few examples of external issues affecting all public companies and securities markets from a macro perspective.

Our Company has maintained its objective to issue our shares at US$1.50/share for quite some time, but neither our Company nor any company similarly situated can sustain such objective if general market conditions do not allow it. Despite this, we are of the opinion that our common stock price is currently maintaining better than average through this current fiscal quarter.

8.	Have the projections changed since the Sweden presentation?

Currently, we believe that we have been performing within target to date, and shall endeavor to perform to the best of our ability and capacity as long as the overall global market~~s~~ and China’s economic conditions are stable and favorable to us.

General Questions

9.	If you spin out your subsidiaries, will you ensure that the current shareholders will own shares directly in the subsidiaries?

Not only will we take every step to ensure this, however please be advised that, pursuant to State and Federal law, you are legally entitled.

10.	Why not list SIAF in its entirety on a different exchange instead of spinning out the subsidiaries?

Our analysis shows that collectively we may be able to attain a 2:1 benefit by having the subsidiaries spun out versus doing a cross listing of SIAF on another exchange. The difference mainly will be due to the market being able to evaluate each subsidiary on its own merit rather than having the quality of each venture somewhat lost in the shuffle.

	FY 2009	FY 2010	Thru Q3, 2011	Projected FY 2011
NTA ($US)	71.93 M	90.41 M	121.66M
NTA / share ($US)	1.36	1.67	2.04
Increase of NTA / share ($US)		0.31 / shares	0.37 / shares
Annual NTA growth rate		22.8%		25.5%
Revenue ($US)	21.73 M	40.551M	30.53 M
EPS (based on Continuing operations only) ($US)	0.13	0.16	0.17	0.27 / 0.29
Annual EPS growth rate ($US)		23%		68.75%
Weighted average of total Issued & Outstanding Shares	52.89 M	54.22 M	59.54 M
Change in Equity Position		2.46%		8.95%
Debt to Equity Ratio	14.28%	6.23%		19%

Looking at the share price today as an example, does anyone here honestly think that SIAF, or any one of its profit centers, for that matter, reflect a market price of only US $0.50 per share? This way, by spinning off the subsidiaries, each will be evaluated on their own credentials rather than on the market-manipulation of SIAF shares that continues to occur.

11.	Where is the additional dividend for 2011? Are you planning on carrying through?

The additional 2011 dividend is currently being planned and we anticipate it to be announced conditional upon legal clearance and FINRA approval.

Concluding summary:

In all aspects of the Company’s financials performances:

We believe the Company has sound fundamentals with good balanced performance~~s~~.

The table above provides a synopsis of our most recent 3-year financial performance:

Upon analysis of the above statistics, we believe that the Company has managed exceptionally well in respect of its responsibility to its shareholders having achieved good growth rate in NTA/share (projected, 25% for 2011) and EPS (projected, 68.75% for 2011), while capping the increase of its total issued and outstanding shares at less than 9% this year, and maintaining its debt/equity ratio below 20%.

Safe Harbor for Forward-Looking Statements

A number of statements being made today (herein this transcript) will be forward-looking in nature. Such statements are only predictions, and actual events or results may differ materially as a result of risks we face, including those discussed in our SEC filings. We encourage you to review the summary of these risks contained in Item 1A to our most recently amended Registration Statement on Form 10, as filed with the SEC on July 6, 2011. The Company does not assume any obligation to revise or update these forward-looking statements to reflect subsequent events or circumstances.

Information conveyed to the public today (herein this transcript) contains "forward looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be forward looking statements. Forward looking statements are based on expectations, estimates, and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through use of words such as projects, "foresee," "expects," "will," "anticipates," "estimates," "believes," "understands," or that by statements indicating certain actions may, "could," or "might" occur. Please understand there is no guarantee past performance will be indicative of future results.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is neither a Registered Broker/Dealer nor a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material and information conveyed in this presentation, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Conference participants should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this presentation constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.